Exhibit 10.2

AMENDMENT TO EMPLOYEE MATTERS AGREEMENT

THIS AMENDMENT TO EMPLOYEE MATTERS AGREEMENT dated as of August 3, 2010 (this “Amendment”) is among McDermott International, Inc., a Panamanian corporation (“MII”), McDermott Investments, LLC, a Delaware limited liability company (“MI”), The Babcock & Wilcox Company, a Delaware corporation (“B&W”), and Babcock & Wilcox Investment Company, a Delaware corporation (“BWICO” and, together with MII, MI and B&W, the “Parties”).

PRELIMINARY STATEMENT

WHEREAS, the Parties are parties to an Employee Matters Agreement dated as of July 2, 2010 (the “Employee Matters Agreement”; capitalized terms used but not defined in this Amendment shall have the respective meanings given such terms in the Employee Matters Agreement); and

WHEREAS, the Employee Matters Agreement contains provisions relating to adjustments to equity-based awards held by B&W Employees, McDermott Employees and other grantees, which adjustments are generally designed to preserve the pre-Distribution values of those awards, such that the intrinsic values of those awards generally would be the same immediately after the Distribution as they were immediately prior to the Distribution;

WHEREAS, the defined terms “Post-Distribution B&W Share Price” and “Post-Distribution MII Share Price” were intended to be determined on a basis that, taken together (and after taking into account the Distribution Multiple, as defined in the Master Separation Agreement), they would equal the Pre-Distribution MII Share Price;

WHEREAS, the Parties desire to amend the Employee Matters Agreement as provided herein, to specify the amounts of the Post-Distribution B&W Share Price and Post-Distribution MII Share Price and to clarify how those amounts have been determined;

NOW, THEREFORE, in consideration of the premises and the mutual agreements this Amendment contains and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MII, MI, B&W and BWICO hereby agree as follows:

Section 1. Amendments. The Employee Matters Agreement is hereby amended as follows:

(a) Section 1.1(rrr) of the Employee Matters Agreement is hereby amended to read in its entirety as follows:

(rrr) “Post-Distribution B&W Share Price” means $22.75, which is the amount equal to the “when issued” closing price on the NYSE of a share of B&W Common Stock on the Distribution Date, as reported on the NYSE’s Consolidated Transactions Reporting System.

(b) Section 1.1(ttt) of the Employee Matters Agreement is hereby amended to read in its entirety as follows:

(ttt) “Post-Distribution MII Share Price” means $12.13, which is the amount equal to (i) the Pre-Distribution MII Share Price minus (ii) the amount equal to (x) the Post-Distribution B&W Share Price multiplied by (y)  1/2 (the Distribution Multiple, as defined in the Master Separation Agreement), rounded up to the nearest whole cent.

Section 2. Effect on Agreement. When this Amendment becomes effective pursuant to the provisions of Section 3 hereof, (i) all references to “this Agreement” in the Employee Matters Agreement shall be deemed to refer to the Employee Matters Agreement as amended by this Amendment, and (ii) all references to the “Employee Matters Agreement” in the Master Separation Agreement or any of the Ancillary Agreements shall be deemed to refer to the Employee Matters Agreement as amended by this Amendment, in each case unless the context otherwise requires. Except as amended hereby, all provisions of the Employee Matters Agreement are and will remain in full force and effect.

Section 3. Execution in Counterparts; Effectiveness. This Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which together shall be considered one and the same amendment and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that each of the Parties need not sign the same counterpart.

Section 4. Governing Law. To the extent not preempted by applicable federal law, this Amendment shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Texas, without regard to any conflicts of law provisions thereof that would result in the application of the laws of any other jurisdiction.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

MCDERMOTT INTERNATIONAL, INC.

By:	/s/ Liane K. Hinrichs
	Name:	Liane K. Hinrichs
	Title:	Senior Vice President, General Counsel and Corporate Secretary

MCDERMOTT INVESTMENTS, LLC

By:	/s/ Liane K. Hinrichs
	Name:	Liane K. Hinrichs
	Title:	Senior Vice President, General Counsel and Corporate Secretary

THE BABCOCK & WILCOX COMPANY

By:	/s/ Michael S. Taff
	Name:	Michael S. Taff
	Title:	Senior Vice President and Chief Financial Officer

BABCOCK & WILCOX INVESTMENT COMPANY

By:	/s/ Michael S. Taff
	Name:	Michael S. Taff
	Title:	Senior Vice President and Chief Financial Officer